[INFINITY LOGO]                                                     Exhibit 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE


FOR ADDITIONAL INFORMATION FROM INFINITY, INC., PLEASE CONTACT:
STANTON E. ROSS, PRESIDENT/CEO
(620) 431-6200
JAMES W. DEAN, VICE PRESIDENT, STRATEGIC & CORPORATE DEVELOPMENT
(720) 932-7800
www.infinity-res.com
--------------------

        INFINITY, INC. REPORTS FULL-YEAR AND FOURTH QUARTER 2003 RESULTS

        Company Posts Records for Annual Revenues, Production and EBITDA

DENVER and CHANUTE, Kan. - (PR Newswire) - March 29, 2004 - Infinity, Inc. (NASDAQ: IFNY) today announced its results for the three months and twelve months ended December 31, 2003. Financial and operational tables for the three months and twelve months follow this commentary.

TWELVE MONTH RESULTS

Infinity reported record revenue of $18.2 million for the year ended
December 31, 2003, a 67% increase over the $10.9 million in the prior year. Gross profit for 2003 was $9.1 million, a 102% increase over the $4.5 million in the prior year. The net loss for 2003 was $9.9 million (or $1.23 per basic and diluted share), which included amortization of non-cash loan costs of $5.6 million and a non-cash ceiling writedown of oil and gas properties of $3.0 million related to year-end proved reserve revisions and 2004 decisions to relinquish leases covering certain undeveloped acreage. For the previous year, the net loss was $1.6 million (or $0.22 per basic and diluted share) which included amortization of non-cash loan costs of $0.2 million.

EBITDA (earnings before interest, income taxes, depreciation, depletion and amortization expenses, gains and losses on the sale of other assets, and ceiling writedown of oil and gas properties) for 2003 was a record $3.9 million, as compared to negative EBITDA of less than $0.1 million in the prior year. A reconciliation of net income to EBITDA, a non-GAAP (generally accepted accounting principles) financial measure, is provided in the financial tables following this commentary. Net cash provided by operating activities for 2003 was a record $2.8 million, as compared to $0.1 million in the prior year.

THREE MONTH RESULTS

Infinity reported revenue of $4.4 million for the three months ended
December 31, 2003, a 28% increase over the $3.4 million in the prior year period. Gross profit for the three months was $2.2 million, a 44% increase over the $1.5 million

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


in the prior year period. The net loss for the three months was $4.6 million (or $0.56 per basic and diluted share), which included amortization of non-cash loan costs of $0.8 million and a non-cash ceiling writedown of oil and gas properties of $3.0 million. For the previous year period, the net loss was $0.5 million (or $0.07 per basic and diluted share), which included amortization of non-cash loan costs of $0.2 million.

EBITDA for the three months was $0.9 million, a 618% increase over the $0.1 million in the prior year period. A reconciliation of net income to EBITDA is provided in the financial tables following this commentary.

OPERATIONS

Oilfield services, provided by Consolidated Oil Well Services, Inc. ("Consolidated") generated revenue of $11.6 million in 2003, a 36% increase over the $8.6 million in the prior year. For the fourth quarter of 2003, Consolidated generated revenue of $3.1 million, a 15% increase over the $2.7 million in the prior year period. Consolidated performed 3,682 cementing, acidizing and fracturing jobs during 2003, a 34% increase over the 2,756 jobs in the prior year. For the fourth quarter of 2003, Consolidated performed 937 cementing, acidizing and fracturing jobs, a 16% increase over the 807 jobs in the prior year period.

Existing and new operators continue to be increasingly active in the Cherokee and Forest City Basins. As the largest oilfield service provider for those areas, Infinity's management expects the Company to continue to benefit in 2004 from its customers' desire to maintain or grow production volumes by developing their undeveloped acreage.

Infinity Oil & Gas of Wyoming, Inc. ("Infinity-Wyoming") achieved record production during 2003 of 1.4 billion cubic feet of natural gas equivalent
(Bcfe), an increase of 58% over the 903 million cubic feet of natural gas equivalent (MMcfe) produced in the prior year. Infinity-Wyoming produced 260 MMcfe during the fourth quarter of 2003, an increase of 21% over the 216 MMcfe produced in the prior year period, but a decrease of 24% compared to the 340 MMcfe produced in the third quarter of 2003 due to (i) natural decline rates in producing wells that have not been addressed to date with "re-works" or workovers and (ii) delays in completing the six wells drilled during the fourth quarter. Infinity-Wyoming also generated record revenue of $6.6 million during 2003, a 202% increase over the $2.2 million in the prior year. For the fourth quarter of 2003, Infinity-Wyoming generated revenue of $1.3 million, a 73% increase over the $0.7 million in the prior year period.

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


MANAGEMENT'S COMMENTS

Stanton E. Ross, Infinity President and Chief Executive Officer, said: "We are very pleased to report a number of Company-record financial and operating results. We continue to address a number of challenges with respect to our natural gas and oil exploration and production ("E&P") projects and, as a result, expect our E&P results to improve during 2004. With respect to Consolidated, we expect another strong year in 2004 in terms of job activity and resulting revenue and free cash flow generation."

Ross continued: "We believe our anticipated acquisition of acreage in the Barnett Shale and our recent acquisition in the Rocky Mountains, together with our continued work to develop and enhance production at the Company's Rocky Mountain fields, provides us with a good balance of growth opportunities in terms of geographic location and operational focus, in terms of both development and exploration."

CONFERENCE CALL REMINDER

The Company will host a conference call on Tuesday, March 30, 2004, at 8:30 a.m. Eastern Standard Time to discuss the reported financial and operating results in greater detail. The dial-in number for the call is 800-915-4836 (international participants should dial 973-317-5319).

Parties interested in participating in the conference call should dial in approximately ten minutes prior to the 8:30 a.m. EST start time. The call will also be broadcast live on the Internet at
http://www.vcall.com/CEPage.asp?ID=87650.
----------------------------------------

A replay of the conference call will be available approximately two hours after the completion of the call through April 6, 2004, by dialing 800-428-6051 (international callers should dial 973-709-2089) and entering the access code ID #346024. The call will also be archived for two weeks at
http://www.vcall.com/CEPage.asp?ID=87650.
----------------------------------------

ABOUT INFINITY, INC.

Infinity, Inc., through its wholly-owned subsidiary Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the exploration, development, production, operation and acquisition of natural gas and oil properties. The Company's current operations are principally focused on the development and expansion of its producing Wamsutter Arch (Pipeline) project

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


and emerging Labarge coal bed methane project, which are located in the Greater Green River Basin in southwestern Wyoming. Infinity Oil & Gas of Wyoming also holds exploration and development rights in the Sand Wash and Piceance Basins of northwest Colorado. Infinity, Inc. also provides oilfield services through its wholly-owned subsidiary, Consolidated Oil Well Services, Inc., based in Chanute, Kansas, with operations focused primarily in the Mid-Continent region. The Company's common stock is listed on The NASDAQ National Market under the symbol "IFNY."

FORWARD-LOOKING STATEMENTS

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "plan," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, operating problems, the results of drilling, the availability of third party financing at the times and on the terms anticipated, the completion of transactions and transaction documents at the times and on the terms anticipated, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing and costs of development activities, operating risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, continued acceptance of the company's oil field services in their marketplace, the effects of governmental regulation, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. You can find the Company's filings with the Securities and Exchange Commission at www.infinity-res.com or at www.sec.gov. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


                         INFINITY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                     ------------   -----------
                                                        2003            2002
                                                     ------------   -----------
                                     ASSETS
Current assets
  Cash and cash equivalents                          $    727,134   $    867,017
  Accounts receivable, less allowance for
     doubtful accounts of
     $80,000 and $25,000                                1,766,642      1,514,159
  Inventories                                             351,197        340,217
  Prepaid expenses and other                              222,625        257,575
  Derivative asset                                         97,624             -
                                                     ------------   -----------
     Total current assets                               3,165,222      2,978,968

Property and equipment, at cost, less
  accumulated depreciation and ceiling
  writedown of oil and gas properties                  10,169,159     10,315,068
Oil and gas properties, using full cost
  accounting net of accumulated depreciation,
  depletion, and amortization
     Subject to amortization                           23,446,343     19,107,427
     Not subject to amortization                       12,815,834     13,176,850
Intangible assets, at cost, less accumulated
  amortization                                          3,952,989      5,299,881
Note receivable, less current portion                   1,580,742      1,597,053
Other assets, net                                         135,989        655,022
                                                     ------------   ------------
Total assets                                         $ 55,266,278   $ 53,130,269
                                                     ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Current portion of long-term debt                  $  1,762,777   $  2,227,195
  Accounts payable                                      2,645,277      2,875,900
  Accrued expenses                                      1,329,587        889,894
                                                     ------------   ------------
     Total current liabilities                          5,737,641      5,992,989

Long-term liabilities
  Production taxes payable                                387,709         79,632
  Long-term debt, less current portion                  9,252,872      4,464,156
  8% subordinated convertible notes payable             2,793,000      4,243,000
  7% subordinated convertible notes payable            11,184,000     12,540,000
  Note payable - related party                          3,000,000      3,000,000
                                                     ------------   ------------
     Total liabilities                                 32,355,222     30,319,777
                                                     ------------   ------------

Commitments and contingencies

Stockholders' equity
  Common stock, par value $.0001, authorized
     300,000,000 shares, issued and
     outstanding 8,204,032 and 7,558,462 shares               820            756
  Additional paid-in-capital                           32,720,904     22,870,449
  Accumulated other comprehensive income (loss)            97,624        (77,301)
  (Accumulated deficit) retained earnings              (9,908,292)        16,588
                                                     ------------   ------------
     Total stockholders' equity                        22,911,056     22,810,492
                                                     ------------   ------------

Total liabilities and stockholders' equity           $ 55,266,278   $ 53,130,269
                                                     ============   ============

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE

                                                   For the Three Months Ended
                                                          December 31,                       For the Year Ended
                                                                                                December 31,
                                                ------------      ---------------     --------------     --------------
                                                    2003               2002               2003                2002
                                                ------------      ---------------     --------------     --------------
Revenue
   Oil and gas service operations               $  3,081,630      $     2,668,995     $   11,634,457     $    8,570,631
   Oil and gas sales                               1,292,552              745,439          6,589,281          2,367,713
                                                ------------      ---------------     --------------     --------------
     Total revenue                                 4,374,182            3,414,434         18,223,738         10,938,344
                                                ------------      ---------------     --------------     --------------

Cost of sales
   Oil and gas service operations                  1,666,797            1,362,562          6,222,919          4,620,663
   Oil and gas production expenses                   378,601              455,312          2,161,666          1,582,816
   Oil and gas production taxes                      169,034               93,758            758,827            237,876
                                                ------------      ---------------     --------------     --------------
     Total cost of sales                           2,214,432            1,911,632          9,143,412          6,441,355
                                                ------------      ---------------     --------------     --------------

Gross profit                                       2,159,750            1,502,802          9,080,326          4,496,989

Operating expenses                                 1,282,705            1,415,232          5,311,080          4,647,062
Depreciation, depletion and amortization           1,145,997              851,816          3,074,247          1,782,586
Ceiling writedown of oil and gas
   properties                                      2,975,000                   -           2,975,000                 -
                                                ------------      ---------------     --------------     --------------
                                                   5,403,702            2,267,048         11,360,327          6,429,648
                                                ------------      ---------------     --------------     --------------

Operating income (loss)                           (3,243,952)            (764,246)        (2,280,001)        (1,932,659)

Other income (expense)
   Interest income and other income                   14,862               36,737            129,599            102,460
   Amortization of non-cash loan costs              (794,387)            (167,977)        (5,620,300)          (204,172)
   Amortization of cash loan costs                  (103,977)             (26,034)          (580,333)           (30,508)
   Interest expense                                 (473,014)             (85,257)        (1,593,765)          (602,350)
   Gain (loss) on sale of other assets                47,006              (41,663)            19,920            (33,665)
                                                ------------      ---------------     --------------     --------------
     Total other income (expense)                 (1,309,510)            (284,194)        (7,644,879)          (768,235)
                                                ------------      ---------------     --------------     --------------

Net income (loss) before income taxes             (4,553,462)          (1,048,440)        (9,924,880)        (2,700,894)

Income tax (expense) benefit                              -               508,028                 -           1,144,028
                                                ------------      ---------------     --------------     --------------

Net income (loss)                               $ (4,553,462)     $      (540,412)    $   (9,924,880)    $   (1,556,866)
                                                ============      ===============     ==============     ==============

Basic earnings (loss) per share                 $      (0.56)     $         (0.07)    $        (1.23)    $        (0.22)
                                                ============      ===============     ==============     ==============

Diluted earnings (loss) per share               $      (0.56)     $        (0.07)     $        (1.23)    $        (0.22)
                                                ============      ===============     ==============     ==============

Weighted average basic shares                      8,193,243            7,498,060          8,047,688          7,202,844
   outstanding                                  ============      ===============     ==============     ==============

Weighted average diluted shares                    8,193,243            7,498,060          8,047,688          7,202,844
   outstanding                                  ============      ===============     ==============     ==============

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


                         INFINITY, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF CASH FLOW


                                                                                          For the Year Ended
                                                                                             December 31,
                                                                                ----------------      ----------------
                                                                                       2003                 2002
                                                                                ----------------      ----------------
Cash flows from operating activities
   Net income (loss)                                                            $     (9,924,880)     $     (1,556,866)
                                                                                ----------------      ----------------
   Adjustments to reconcile net income (loss) to net cash provided by operating activities
     Depreciation, depletion, amortization and ceiling writedown                      12,249,880             2,017,266
     Deferred income taxes                                                                    -             (1,144,028)
     Loss (gain) on sale of other assets                                                 (19,920)               33,665
     Change in assets and liabilities
       (Increase) decrease in accounts receivable                                       (252,483)               85,725
       (Increase) decrease in inventories                                                (10,980)                9,999
       (Increase) decrease in prepaid expenses and other                                 (12,234)              (89,985)
       Increase in accounts payable                                                       32,758               284,657
       Increase in accrued expenses                                                      782,391               495,383
                                                                                ----------------      ----------------
                                                                                      12,769,412             1,692,681
                                                                                ----------------      ----------------
         Net cash provided by operating activities                                     2,844,532               135,815
                                                                                ----------------      ----------------

Cash flows from investing activities
   Purchase of property, equipment, and intangibles                                   (1,097,474)           (2,695,382)
   Proceeds from the sale of investments and marketable securities                            -                750,000
   Proceeds from sale of property and equipment, oil and gas properties and
    other assets                                                                         104,911               235,000
   Investment in oil and gas properties                                               (5,736,038)          (14,426,524)
   Payments on note receivable                                                            15,103                 7,844
   Increase in other assets                                                             (188,093)              (88,547)
                                                                                ----------------      ----------------
         Net cash used in investing activities                                        (6,901,591)          (16,217,609)
                                                                                ----------------      ----------------

Cash flows from financing activities
   Proceeds from borrowings on long-term debt                                         11,452,861            21,749,993
   Sale of common stock                                                                  824,234             1,947,205
   Principal payments on long-term debt                                               (8,359,919)           (7,414,285)
                                                                                ----------------      ----------------
         Net cash provided by financing activities                                     3,917,176            16,282,913
                                                                                ----------------      ----------------

Net increase (decrease) in cash and cash equivalents                                    (139,883)              201,119

Cash and cash equivalents, beginning of period                                           867,017               665,898
                                                                                ----------------      ----------------

Cash and cash equivalents, end of period                                        $        727,134      $        867,017
                                                                                ================      ================

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE

                         INFINITY, INC. AND SUBSIDIARIES
               SELECTED OPERATING AND FINANCIAL DATA BY SUBSIDIARY


                                                   For the Three Months Ended             For the Year Ended
                                                          December 31                       December 31,
                                                ------------      -------------      -------------      -------------
                                                    2003               2002               2003                2002
                                                ------------      -------------      -------------      -------------
Consolidated
 (Dollars in thousands, before cash discounts)

   Job type:
     Cementing                                        517                323              1,740              1,002
     Acidizing                                        229                173                931                773
     Fracturing                                       191                311              1,011                981

   Job revenues:(1)
     Cementing                                     $1,721.1           $1,598.4           $4,807.4           $3,376.6
     Acidizing                                       $370.9             $333.6           $1,405.1           $1,117.0
     Fracturing                                    $1,258.8           $3,132.1           $6,107.2           $6,537.0


Infinity-Wyoming Statistics (2)
(Dollars in thousands)

   Production Volumes:
     Natural gas (MMcf)                               197.1              164.5            1,080.5              648.2
     Oil and condensate (MBbls)                        10.5                8.5               57.7               42.5
     Natural gas equivalents (MMcfe; 6:1)             260.1              215.5            1,426.4              903.3

   Financial Results:
     Natural gas revenue                        $     973.9       $      493.2       $    4,830.5       $    1,273.7
     Oil and condensate revenue                 $     318.7       $      253.4       $    1,758.8       $      910.7
       Total revenue                            $   1,292.6       $      746.6       $    6,589.3       $    2,184.4
     Production expenses                        $     375.8       $      436.2       $    2,161.7       $    1,301.1
     Production taxes                           $     164.4       $       93.8       $      758.8       $      236.7

   Financial Results, per Mcfe:
     Natural gas revenue                        $       4.94      $        3.00      $        4.47      $        1.97
     Oil and condensate revenue                 $      30.37      $       29.76      $       30.51      $       21.41
     Natural gas equivalent revenue             $       4.97      $        3.46      $        4.62      $        2.42

     Production expenses                        $       1.44      $        2.02      $        1.52      $        1.44
     Production taxes                           $       0.63      $        0.44      $        0.53      $        0.26

(1) Prior to eliminations of Inter-company sales of $2.1 million in 2002.
(2) Includes revenue, expense and operating data only from the Wamsutter Arch Pipeline Field and Labarge project.

[INFINITY LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


                         INFINITY, INC. AND SUBSIDIARIES
     NON-GAAP DISCLOSURES: RECONCILIATION OF NET INCOME (LOSS) TO EBITDA (1)


                                             For the Three Months Ended             For the Year Ended
                                                    December 31,                       December 31,
                                            ------------      ------------     ------------      ------------
                                                2003             2002              2003             2002
                                            ------------      ------------     ------------      ------------
   Net income (loss)                        $ (4,553,462)     $   (540,412)    $ (9,924,880)     $ (1,556,866)
   Adjustments:
     Depreciation, depletion,                  5,019,361         1,045,827       12,249,880         2,017,266
       amortization and ceiling
       writedown of oil and gas
       properties
     Interest expense                            473,014            85,257        1,593,765           602,350
     Loss (gain) on sale of other                (47,006)           41,663          (19,920)           33,665
       assets
     Income tax expense (benefit)                     -           (508,028)              -         (1,144,028)
                                            ------------      ------------     ------------      ------------

   EBITDA                                   $    891,907      $    124,307     $  3,898,845      $    (47,613)
                                            ============      ============     ============      ============



(1) In this press release, the term "EBITDA" is used. EBITDA is equivalent to earnings before interest, income taxes, depreciation, depletion and amortization expenses, gains and losses on the sale of other assets, and ceiling writedown of oil and gas assets. Infinity's management believes EBITDA is an important financial measurement tool that provides information about the Company's ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be titled to similarly titled measures of other companies.



                                    # # #